Exhibit 2


                           [Form of Letter Agreement]

                                January 29, 2004


TO:      LENDERS LISTED ON SCHEDULE A

         Re: Subordinated Convertible Promissory Notes dated January 29, 2004, in the aggregate original principal sum of $4,000,000.00 (collectively, the "NOTES"), issued by MediaBay, Inc.
                                      -----
                  ("COMPANY"), in favor of each of the lenders who are
                    -------
                  signatories to this letter (each, a "LENDER" and collectively,
                                                       ------
                  the "LENDERS").
                       -------

Dear Lender:

         This letter confirms the agreement of each of Huntingdon Corporation ("HUNTINGDON") and Norton Herrick ("HERRICK," and with Huntingdon, collectively, "EXISTING CREDITORS"), with the Lenders, with respect to certain indebtedness owed by the Company to the Existing Creditors.

         The Company is indebted to the Existing Creditors as evidenced by the instruments listed on Part 1 of Schedule B to this letter. The indebtedness
                      --------------------
evidenced by such instruments is referred to in this letter, collectively, as the "DESIGNATED INDEBTEDNESS." Repayment of the Designated Indebtedness is
     -----------------------
secured by security interests (the "SECURITY INTERESTS") in certain of the
                                    ------------------
assets of the Company and certain subsidiaries of the Company. The security interests securing the Designated Indebtedness are more fully set forth and described in the security agreements (the "SECURITY DOCUMENTS") listed on Part 2
                                           ------------------             ------
of Schedule B to this letter. The relative priorities of the Security Interests,
-------------
in favor of the Existing Creditors, and certain limitations on the rights of the Existing Creditors, with respect to such Security Interests (including but not limited to, limitations on enforcement rights), are more fully set forth and described in the Intercreditor Agreements listed on Part 3 of Schedule B to this
                                                    --------------------
letter. In addition, Herrick's rights under the Designated Indebtedness are further limited by the letter listed on Part 4 of Schedule B to this letter.
                                        --------------------

         Each Lender and the Existing Creditors hereby agree that, at any time and from time to time after the occurrence and during the continuance of an uncured (unless no cure rights are applicable) Event of Default as defined in
Section 4A of the Notes (except for purposes of Section 4A(ii) with respect to a
----------                                      --------------
default under Section 3A(i) through (v)), (i) to the extent any Existing Creditor receives (or is entitled to receive) any payment on account of the Designated Indebtedness (as such rights may be limited pursuant to the subordination provisions of the Designated Indebtedness), whether principal, interest, premium or otherwise the Existing Creditors shall, subject to Existing Creditors' obligations under that certain Letter Agreement listed on Part 5 of
                                                                     ---------
Schedule B to this letter, immediately turn over all such amounts to the
----------
Lenders' Representative (as defined below) for application, on a pro rata basis until all principal and accrued but unpaid interest and any other outstanding obligations relating to the Notes and this letter (including, but not limited to, any attorney fees and expenses) are paid in full and (ii) Bridges and PIPES, LLC, as representative of the Lenders (the "LENDERS' REPRESENTATIVE"), shall
                                            -----------------------
have the right pursuant to the Powers of Attorney in the form annexed hereto as
EXHIBIT 1 (the "POWERS") granted from the Existing Creditors to the Lender's
---------       ------
Representative to enforce all of the Existing Creditors' rights under the Security Agreements, and apply any proceeds so obtained (or owing) to repay all outstanding principal, interest and any other outstanding obligations relating to the Notes and hereunder (including, but not limited to, all fees and expenses of the Lenders' counsel in enforcing such agreements and their rights thereunder). Each Lender expressly acknowledges and agrees that Existing Creditors' obligation to the turnover of any amounts and Lenders' rights to receive such amounts under the immediately preceding sentence, are conditioned upon the prior payment in full of the Company's indebtedness under the promissory notes listed on Part 6 to Schedule A of this letter (other than any
                           --------------------
Notes held by the Existing Creditors and/or their affiliates). Each Lender shall apply any amounts received pursuant to this letter, until all principal, interest and/or other payments/obligations owed to the Lenders thereunder and/or hereunder (including, but not limited to, all fees and expenses of the Lenders' counsel in enforcing such agreements and their rights thereunder), are paid in full. All payment made pursuant to this Letter shall first be applied to reduce the then outstanding accrued but unpaid interest.

         The Existing Creditors each agree that each will take any and all action necessary and/or reasonably requested by the Agent's Representative to fulfill the terms and obligations of this Letter and the Powers including, but not limited to, ensuring all of the Security Documents remain in full force and effect to ensure the Security Interests remain in full force and effect.

         Huntingdon and Herrick hereby represent and warrant severally and not jointly to each Lender as follows:

                  (i) Huntingdon is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets; the Existing Creditors have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Letter Agreement and the Powers and otherwise to carry out their obligations hereunder and thereunder; the execution and delivery of this Letter Agreement and the Power of Attorney and the consummation of the transactions contemplated therein and herein have been duly authorized by all necessary action on the part of Huntingdon and no further action is required by Huntingdon in connection therewith; this Letter and the Powers have been duly executed by the Existing Creditors and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Existing Creditors enforceable against each in accordance with the terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally; the execution, delivery and performance of this letter and the Powers by the Existing Creditors and the consummation by the Existing Creditors of the transactions contemplated hereby and thereby will not (a) conflict with or violate any provision of Huntingdon's certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) except as may be expressly provided in paragraph 2 of this letter, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing debt or otherwise) or other understanding to which either of the Existing Creditors is a party or by which any property or asset of either is bound or affected, or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which either of the Existing Creditors is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; and

                  (ii) Neither of the Existing Creditors is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by either of this letter and/or the Powers.

         To the extent the Lenders receive any amounts under the Notes (whether pursuant to this letter or otherwise), the Existing Creditors shall be subrogated to all of Lenders' rights to receive any further payments or distributions applicable to the indebtedness under the Notes until the Designated Indebtedness shall have been paid in full (including but not limited to accrued but unpaid interest, penalties and/or fees). Upon payment in full of the obligations under the Notes and any obligations arising hereunder (to the extent paid pursuant to the turn over provisions of this letter), the Lenders shall deliver the original Notes to, and endorsed in favor of, the Existing Creditors.

         Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (b) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications to the Company shall be as set forth below and for each Purchaser shall be as set forth on the signature pages attached hereto.

              If to the Existing Creditors:           If to the Lenders

              c/o The Herrick Company, Inc.           Bridge and PIPES LLC
              2 Ridgedale Avenue (Suite 370)          830 Third Avenue
              Cedar Knolls, New Jersey  07927         New York, New York
              Telephone: (973) 539-1390               Attention:  President
              Facsimile:  (973) 539-0596              Telephone:  (212) 581-5150
                                                      Facsimile:  (212) 581-7010

         This letter shall immediately terminate and be of no further or effect, without any further action by the undersigned, upon the earlier of (i) satisfaction of all obligations under the Notes, or (ii) conversion of all outstanding Notes into common stock of the Company pursuant to Section 6 therein.

         No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Existing Creditors and each Lender or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither Existing Creditor may assign this Agreement or any rights or obligations hereunder without the prior written consent of each Lender, except (i) in connection with an assignment or transfer of all or a portion of the Designated Indebtedness to up to an aggregate of four (4) individuals that are (a) residents of the United States and/or entities formed or organized under the laws of the United States or any state of the United States and/or (b) with the prior written consent of the Lenders' Representative which will not be unreasonably withheld, residents of Canada and/or entities formed or organized under the laws of Canada or any jurisdiction of Canada, and (ii) if the transferee or assignee executes a power of attorney substantially in the form of the Powers.

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

         The representations, warranties, agreements and covenants contained herein shall survive until all of the principal, interest and other payments and/or obligations due hereunder and under the Notes are paid in full.

         In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Lenders and the Existing Creditors will be entitled to specific performance hereunder. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         The selection of a Lender's Representative has been made at the request of and only for the convenience of the Existing Creditors. Nothing contained herein, and no action taken by any Lender or the Lender's Representative pursuant hereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lenders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement.

         This letter may be executed in counterparts. Please confirm your agreement by signing where indicated below.


                                Very truly yours,

                                HUNTINGDON CORPORATION

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                ------------------------------------------------
                                Norton Herrick


AGREED TO AND ACCEPTED
INTENDING TO BE LEGALLY BOUND
this ____ day of _________________, 2004.

LENDER

By:
   ---------------------------------------------
Name:
     -------------------------------------------
Title:
      ------------------------------------------

         As an inducement to Huntingdon Corporation and Norton Herrick (collectively the "EXISTING CREDITORS") to execute the foregoing Letter on behalf of the Lenders, in the event that the Existing Creditors turn over any amounts to the Lenders under the letter, the Company waives presentation of the Notes by the Existing Creditors and acknowledges and agrees that the Existing Creditors shall be entitled to all rights of the Lenders under the Notes.


ACKNOWLEDGED AND AGREED
on the ____ day of __________, 2004.

MEDIABAY, INC.

By:
   ---------------------------------------------
Name:
     -------------------------------------------
Title:
      ------------------------------------------

                                   SCHEDULE A


         NAME OF LENDER                              ADDRESS OF LENDER
         --------------                              -----------------

                                   SCHEDULE B

         PART 1

NOTE                                             LENDER                           DATE ISSUED
----                                             ------                           -----------
$2,500,000 Huntingdon Secured Senior Note        Huntingdon Corporation           May 14, 2001
$500,000 Huntingdon Secured Senior Note          Huntingdon Corporation           February 22, 2002
$1,000,000 Huntingdon October 2002 Debt          Huntingdon Corporation           October 3, 2002
$150,000 Huntingdon October 2002 Debt            Huntingdon Corporation           October 10, 2002
$350,000 Huntingdon October 2002 Debt            Huntingdon Corporation           November 15, 2002
$800,000 Huntingdon Secured Subordinated Note    Huntingdon Corporation           May 14, 2001
$1,984,250 Senior Subordinated Debt              Norton Herrick                   December 31, 1998


         PART 2

     1. Security Agreement dated April 30, 2001, by MediaBay, Inc., and certain subsidiaries parties thereto, in favor of Huntingdon Corporation, as amended on October 3, 2002.

     2. Security Agreement dated December 31, 1998, by MediaBay, Inc., and certain subsidiaries parties thereto, in favor of Norton Herrick.

         PART 3

     1. Intercreditor Agreement dated April 30, 2001, by and between ING (U.S.) Capital, Inc., as administrative agent, and Huntingdon Corporation, as amended on October 3, 2002.

     2. Intercreditor Agreement dated April 30, 2001, by and between ING (U.S.) Capital, Inc., as administrative agent, and Huntingdon Corporation.

     3. Amended and Restated Intercreditor Agreement dated October 3, 2002, by and among Huntingdon Corporation (as Additional and Supplemental Creditor), Huntingdon Corporation (as Advance Creditor), and Norton Herrick.

     4. Intercreditor Agreement dated December 30, 1998, by and between Fleet National Bank, as administrative agent, and Norton Herrick.

         PART 4

     Letter dated December 31, 1998 from Norton Herrick to Fleet National Bank, as administrative agent.

         PART 5

     1. Letter Agreement dated October 2003, among Huntingdon Corporation, Norton Herrick and the Lenders party thereto.

         PART 6

$200,000 principal amount note issued on October 1, 2003                  Steven Bunzl
$200,000 principal amount note issued on October 1, 2003                  Brunella Jacs LLC
$100,000 principal amount note issued on October 1, 2003                  Huntingdon Corporation
$100,000 principal amount note issued on October 1, 2003                  Marvin A. Haas
$100,000 principal amount note issued on October 1, 2003                  Myles Wittenstein
$100,000 principal amount note issued on October 1, 2003                  MFW Associates
$  25,000 principal amount note issued on October 1, 2003                 Brian I. Zecher
$  40,000 principal amount note issued on October 1, 2003                 Michael Isaacs
$100,000 principal amount note issued on October 1, 2003                  Bridges & Pipes, LLC
$100,000 principal amount note issued on October 1, 2003                  Carl Wolf

                                    EXHIBIT 1

                                POWER OF ATTORNEY

                                POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby irrevocably makes, constitutes and appoints Bridges and Pipes, LLC (the "Representative"), as representative of the holders (the "Lenders") of the outstanding Notes (voting together as a single group) issued pursuant to that certain Securities Purchase Agreement dated the date hereof (the "Securities Purchase Agreement") by and between MediaBay Inc. (the "Company") and the purchasers listed on
Schedule 1 thereto, as the undersigned's true and lawful attorney-in-fact, with full power and authority to (i) exercise the undersigned's rights pursuant to that certain Security Agreement dated December 31, 1998 by and between the Company, and certain subsidiaries parties thereto, in favor of the undersigned (the "Security Agreement"), and (ii) perform any and all other acts which in the discretion of such attorney-in-fact are reasonably necessary and/or appropriate for and on behalf of the undersigned to effectuate the provisions of this Power of Attorney and the Letter Agreement dated the date hereof by the Company, the Lenders and the undersigned (the "Letter Agreement"); provided, however, that
                                                      --------  -------
this Power of Attorney shall be effective only upon an uncured (unless no cure rights are applicable) Event of Default (as defined in Section 4A of the Notes) set forth in Section 4A (except for purposes of Section 4A(ii) with respect to a default under Sections 3(a)(i) through (v)) under the Notes as set forth in the Letter Agreement.

         The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, or reasonably necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

         The undersigned acknowledges that (i) this Power of Attorney authorizes, but does not require, the attorney-in-fact to act in such attorney-in-fact's discretion; (ii) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems reasonably necessary or appropriate; (iii) neither the Company nor the attorney-in-fact assumes (A) any liability for the undersigned's responsibility to comply with the requirements of any agreement pursuant to which the undersigned is a party, or
(B) any liability of the undersigned for any failure to comply with such requirements.

         In exercising any rights under this Power of Attorney, the Representative and the Lenders will comply with all applicable law including
Article 9 of the Uniform Commercial Code as in effect in New York.

         This Power of Attorney shall immediately terminate and be of no further or effect, without any further action by the undersigned, upon the earlier of
(i) satisfaction of all obligations under the Notes, or (ii) conversion of all outstanding Notes into common stock of the Company pursuant to Section 6 therein.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ___ day of _________, 2004.




                                    ------------------------------------------
                                    Norton Herrick


ACKNOWLEDGED AND AGREED
on the ____ day of __________, 2004.

___________________________________



By:
   ---------------------------------------------
Name:
     -------------------------------------------
Title:
      ------------------------------------------



STATE OF NEW YORK           )
                             ss.:
COUNTY OF                   )


                  On this day of ___________, 2004, before me personally came NORTON HERRICK, to me known and known to me to be the individual described and who executed the foregoing instrument and he duly swore to such instrument and acknowledged to me that he executed the same.





                                    ------------------------------------------
                                    Notary Public

                                POWER OF ATTORNEY

         Know all by these presents, that the undersigned hereby irrevocably makes, constitutes and appoints Bridges and Pipes, LLC (the "Representative"), as representative of the holders (the "Lenders") of the outstanding Notes (voting together as a single group) issued pursuant to that certain Securities Purchase Agreement dated the date hereof (the "Securities Purchase Agreement") by and between MediaBay Inc. (the "Company") and the purchasers listed on
Schedule 1 thereto, as the undersigned's true and lawful attorney-in-fact, with full power and authority to (i) exercise the undersigned's rights pursuant to that certain Security Agreement dated April 30, 2001 by and between the Company, and certain subsidiaries parties thereto, in favor of the undersigned, as amended on October 3, 2002 (the "Security Agreement"), and (ii) perform any and all other acts which in the discretion of such attorney-in-fact are reasonably necessary and/or appropriate for and on behalf of the undersigned to effectuate the provisions of this Power of Attorney and the Letter Agreement dated the date hereof by the Company, the Lenders and the undersigned (the "Letter Agreement"); provided, however, that this Power of Attorney shall be effective only upon an
--------  -------
uncured (unless no cure rights are applicable) Event of Default (as defined in Section 4A of the Notes) set forth in Section 4A (except for purposes of Section 4A(ii) with respect to a default under Sections 3(a)(i) through (v)) under the Notes as set forth in the Letter Agreement.

         The undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, or reasonably necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

         The undersigned acknowledges that (i) this Power of Attorney authorizes, but does not require, the attorney-in-fact to act in such attorney-in-fact's discretion; (ii) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems reasonably necessary or appropriate; (iii) neither the Company nor the attorney-in-fact assumes (A) any liability for the undersigned's responsibility to comply with the requirements of any agreement pursuant to which the undersigned is a party, or
(B) any liability of the undersigned for any failure to comply with such requirements.

         In exercising any rights under this Power of Attorney, the Representative and the Lenders will comply with all applicable law including
Article 9 of the Uniform Commercial Code as in effect in New York.

         This Power of Attorney shall immediately terminate and be of no further or effect, without any further action by the undersigned, upon the earlier of
(i) satisfaction of all obligations under the Notes, or (ii) conversion of all outstanding Notes into common stock of the Company pursuant to Section 6 therein.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ___ day of _________, 2004.


                                    HUNTINGDON CORPORATION


                                    ------------------------------------------
                                    Norton Herrick, President


ACKNOWLEDGED AND AGREED
on the ____ day of __________, 2004.


--------------------------------------



By:
   ---------------------------------------------
Name:
     -------------------------------------------
Title:
      ------------------------------------------



State of New York          )
                                ) ss.:
County of                  )


         On this day of in the year 2004, before me personally came NORTON HERRICK to me known, who, being by me duly sworn, did depose and say that he is the President of HUNTINGDON CORPORATION, the corporation described in and which executed the above instrument; that he signed his name thereto by authority of the board of directors.


                                    ------------------------------------------
                                    Notary Public